Exhibit 77(q)

Exhibits

(a)(1)   Articles Supplementary dated July 29, 2011 to the Charter regarding the designation of new Class R shares of ING Alternative Beta Fund, ING Capital Allocation Fund, ING Core Equity Research Fund, ING Corporate Leaders 100 Fund, and ING Small Company Fund and Class W shares of ING Index Plus LargeCap Index Fund, ING Index Plus MidCap Fund, and ING Index Plus SmallCap Fund - Filed as an Exhibit to Post-Effective Amendment No. 141 to the Registrant’s Form N-1A Registration Statement on July 26, 2011 and incorporated herein by reference.

(a)(2)   Articles Supplementary dated July 29, 2011 to the Charter regarding the designation of class W shares of ING Capital Allocation Fund - – Filed as an Exhibit to Post-Effective Amendment No. 145 to the Registrant’s Registration Statement on Form N-1A on September 29, 2011 and incorporated herein by reference.